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                                                                    EXHIBIT 32.1

                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER

      This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

      The undersigned, who is the Chief Executive Officer of Community Financial Holding Company, Inc. (the "small business issuer"), hereby certifies as follows:

      The Quarterly Report on Form 10-QSB of the small business issuer (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

      Dated this 14th day of May, 2004.

                                  /s/ Thomas J. Martin
                                  ---------------------------------------------
                                  Thomas J. Martin, Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the small business issuer and will be retained by the small business issuer and furnished to the Securities and Exchange Commission or its staff upon request.

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